Exhibit 31

CERTIFICATIONS
I, Michael D. West, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A-1 of BioTime, Inc.

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: January 13, 2015

/s/ Michael D. West
Michael D. West
Chief Executive Officer

CERTIFICATIONS

I, Robert W. Peabody, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A-1 of BioTime, Inc.

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: January 13, 2015

/s/ Robert W. Peabody
Robert W. Peabody
Chief Financial Officer